UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Hanover Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 1, 2006

To the Shareholders of The Hanover Insurance Group, Inc.:

Last month we mailed you our Proxy Statement dated April 3, 2006 and a proxy card in connection with our Annual Meeting of Shareholders (the “Meeting”) scheduled to be held on Tuesday, May 16, 2006 at 9:00 a.m. local time, at our corporate headquarters on 440 Lincoln Street, Worcester, Massachusetts. According to our latest records, your PROXY VOTE for this Meeting HAS NOT BEEN RECEIVED.

At this Meeting you are being asked, among other things, to approve our 2006 Long-Term Incentive Plan (the “2006 Plan”) as more fully described in the Proxy Statement. The Board of Directors has determined that this proposal is in the best interests of the company and its shareholders and unanimously recommends that you vote FOR the approval of the 2006 Plan.

WE NEED YOUR SUPPORT! Regardless of the number of shares you own, your vote is very important. Whether or not you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed, postage-paid envelope. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

Your cooperation in voting your shares is greatly appreciated.

Sincerely yours,

Charles F. Cronin
Vice President and Secretary